THE SHARES OF PREFERRED STOCK BEING PURCHASED BY YOU FROM RENAISSANCE GOLF PRODUCTS, INC. THROUGH THIS SUBSCRIPTION AGREEMENT, AND THE WARRANTS AND SHARES OF COMMON STOCK INTO WHICH THE PREFERRED STOCK MAY BE CONVERTED AND WHICH MAY BE GRANTED UPON EXERCISE OF THE WARRANTS, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 NOR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS IN RELIANCE UPON CERTAIN FEDERAL AND STATE LAW EXEMPTIONS FROM REGISTRATION. YOU MAY ACQUIRE THE SHARES FOR INVESTMENT PURPOSES ONLY AND NOT FOR REDISTRIBUTION OR RESALE, AND YOU MAY NOT SELL, MORTGAGE, PLEDGE, HYPOTHECATE OR OTHERWISE TRANSFER OR OFFER TO TRANSFER THE SHARES UNLESS AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES HAS BEEN FILED UNDER THE SECURITIES ACT OF 1933, OR AN OPINION OF COUNSEL SATISFACTORY TO OUR BOARD OF DIRECTORS HAS BEEN OBTAINED THAT ANY SUCH TRANSACTION SHALL NOT VIOLATE ANY FEDERAL OR STATE SECURITIES LAWS.

                    SUBSCRIPTION AGREEMENT TO PURCHASE SHARES OF

                          RENAISSANCE GOLF PRODUCTS, INC.

                              SERIES A PREFERRED STOCK

     1. PURCHASE. AKA Charitable Remainder Unitrust No. 1, through its Trustee, Ralph W. Rasmussen, (collectively "You"), is hereby irrevocably agreeing to buy a total of 50,000 shares of Series A Convertible Preferred Stock (referred to as the "Shares") of RENAISSANCE GOLF PRODUCTS, INC., a Delaware corporation ("Us" or "We"), from Us. The Shares also have a warrant attached to purchase 1,000,000 shares of common stock at $1.00 per share.

     2. PURCHASE PRICE. The purchase price for the Shares you are buying totals $1,000,000.00 or $20.00 per Share, which is payable directly to Us.

     3. REPRESENTATIONS MADE BY US. We represent and warrant that We have legal and valid title to the Shares, that the Shares are being transferred to you free and clear of any liens and encumbrances, and that the transfer to you will not violate the terms of any agreement, pledge, or mortgage.

     4. REPRESENTATIONS MADE BY YOU. By signing this Agreement, You represent and warrant all of the following items:

            a. You are an "accredited investor" as defined by federal securities laws.

            b. You have a pre-existing personal or business relationship with an officer or director of Company or You have sufficient business or financial experience to protect Your own interests in connection with the purchase of the Shares;

            c. You are acquiring the Shares for long term investment only and for Your own account and not with any present intent to sell or distribute the Shares to others;

            d. You are capable of bearing the economic risk of this investment, including the possible total loss of the purchase price of the Shares;


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            e. You understand that the Shares and common stock into which the Shares may be converted and which may be issued upon exercise of the warrant HAVE NOT been qualified under Delaware securities laws or any other applicable state securities laws and that the Shares HAVE NOT been registered under the Securities Act of 1933 and are offered and sold to You without being qualified or registered based upon federal and state exemptions to registration;

            f. You understand that We are relying upon Your representations made in this Agreement to sell You the Shares;

            g. You understand You must hold the Shares indefinitely, and You may not transfer the Shares unless You obtain an opinion of counsel satisfactory to Our Board of Directors stating that such offer or transfer will not violate any federal or state securities laws, or the Shares are registered;

            h. The information You are providing herein is true and correct as of the date of this Agreement;

            i. You have been furnished with all securities filings, pro forma projections summarizing potential operating results, or any other documents that You deem material in making Your investment decision, and You have been afforded the opportunity to make inquiries of and have received answers from Our management, or any person acting on Our behalf concerning Our business;

            j. You have substantial means of providing for Your current needs and personal contingencies and have no need for liquidity in this investment;

            k .     You have determined that the Shares are a suitable
investment for You and that You can bear a complete loss of Your purchase price paid for the Shares;

            l. You have not been furnished any offering literature and have not learned of this opportunity to purchase the Shares through any general advertising or other literature;

            m. You are not relying on us, Our Board of Directors, or Our counsel with respect to the suitability of this investment for You;

            n. You represent, warrant, and agree that You will not sell or otherwise transfer the Shares without registration under the Act or an exemption therefrom;

            o. If You represent a corporation, partnership, trust or other entity, You represent it is authorized and qualified to purchase the Shares and that You are duly authorized to sign this Agreement on behalf of such entity;

            p. The foregoing representations, warranties and agreements made by You shall survive the sale and issuance of the Shares to You;

            q. You acknowledge that the Shares You are purchasing are "restricted shares" as defined by Federal securities laws and that the certificate evidencing the Shares shall bear a restrictive legend reading substantially as follows:

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN


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     EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN EXEMPTION
     FORM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO OUR SATISFACTION; and

            r. YOU ACKNOWLEDGE THAT YOU (i) HAVE BEEN ADVISED BY US THAT AN INVESTMENT IN THE SHARES IS HIGHLY SPECULATIVE; (ii) MAY LOSE YOUR ENTIRE INVESTMENT; (iii) HAVE THE FINANCIAL ABILITY TO LOSE YOUR ENTIRE INVESTMENT;
(iv) HAVE NO NEED FOR LIQUIDITY IN THIS INVESTMENT; AND (v) HAVE READ AND CONSIDERED THE RISKS SET FORTH IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION BEFORE DETERMINING THAT AN INVESTMENT IN THE SHARES IS AN APPROPRIATE INVESTMENT FOR YOU.

     5. SHARE CHARACTERISTICS AND RIGHTS. The Shares have the following characteristics and rights as determined by Our Board of Directors:

            a. We will pay You a dividend of 5% to accrue and be paid annually on the Shares during 1999, which will be paid in Our Common Stock valued at the lesser of $1.00 and the average daily closing price as reported on the OTC:BB for the first 20 trading days after the end of the 1999 calendar year. We will pay the 5% dividend on or before January 31, 2000.

            b. We will pay You a dividend of 6% on the Shares during 2000 and beyond, which will be paid in Our Common Stock valued at the lesser of $1.00 and the average daily closing price as reported on the OTC:BB for the first 20 trading days after the end of the calendar year for which interest has accrued or in cash as determined in Your sole discretion. We will pay the 6% dividend on or before January 31, for the prior year.

            c. Our payment of dividends on the Shares does not require the payment of dividends on Our common stock, and no dividends on Our common stock will be paid without a vote of approval from Class A preferred stockholders holding a majority of the Class A preferred stock issued.

            d. All or any portion of the Shares are convertible by You into shares of Our common stock at any time on a one-to-twenty basis upon 30 days written notice to us.

            e. All of the Shares have voting rights equal to 20 votes per Share to be voted with the common shares as a single class. In the event of Our default under the terms of this Subscription Agreement or the Amended Loan and Security Agreement, the voting rights of the Shares shall be amended to change such rights from a one-to-twenty basis to a one-to-two hundred basis to be effective at the date of Our default.

            f. The Shares have liquidation rights senior to the rights of all other classes of Our stock. If at any time We liquidate, merge, consolidate, sell 50% or more of Our assets, or transfer 50% or more of the voting power held by all stockholders, You shall be entitled to receive the price paid per Share plus any accrued and unpaid dividends before any distribution to other stockholders. Further, the Shares are participating securities such that, following the payment in full of the liquidation preference, all of Our remaining assets shall be distributed on a prorata basis to You, as if You had converted all of the Shares into common stock on a one-to-twenty basis, along with all other stockholders; or in the event of default resulting in Your ownership on a one-to-two hundred basis, on a one-to-two hundred basis.

            g. The Shares are antidilutive in the event of any stock split, stock dividend, dividend of other securities or assets, reclassification, reorganization, exchange, substitution, merger, consolidation, sale of assets, re-capitalization, or similar events. Upon the occurrence of any of the events listed, Your Share holdings will be adjusted accordingly. The Shares shall be subject to dilution for the first $5,000,000.00 raised by Us after Your investment in the Shares; however, for any capital raised beyond $5,000,000.00, Your Shares' conversion ratio


                                Page 3 of Five
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will be adjusted if We issue such capital stock below the equivalent of $1.00 per share of common stock to the price at which such capital is issued.

            h. Only You, John B. Hewlett, and Steven L Flint shall have the right to buy Class A preferred shares. All outstanding balances due John B. Hewlett from Us for promissory notes outstanding, including interest, and any and all reimbursements for expenses or costs incurred by Mr. Hewlett on Our behalf, shall be converted by Mr. Hewlett as of the date of this Agreement into Shares within 15 days of the execution of this Agreement. Mr. Flint shall have until March 31, 1999 to purchase Shares at $1.00 per share if so desired.

     6. YOUR RIGHTS. As a holder of Our Shares, You have the following rights:

            a. At any time after January 31, 2001, You may redeem all or any portion of Your Shares at the purchase price, plus accrued and unpaid dividends, by providing Us with 60 days written notice of Your desire to redeem the Shares. Upon such redemption, one half of the redemption price shall be paid 60 days after receipt of notice to redeem, and the balance 60 days thereafter.

            b. In the event We do not or are not able to timely redeem the Shares upon Your written request, the conversion right shall be changed from a one-to-twenty basis to a one-to-two hundred basis to be effective at the date We fail to timely redeem Your Shares.

            c. So long as You hold at least 10,000 Shares, You, along with any other Series A preferred stockholders, have the right to select one representative, by a majority vote of the outstanding shares of Series A preferred stock, to be presented to the Stockholders for election to Our Board of Directors.

            d. So long as You hold at least 10,000 Shares, You, along with any other Series A preferred stockholders, have the right to approve or disapprove, by a majority vote of the outstanding shares of Series A preferred stock, the issuance of securities with rights equal or senior to the Series A stock.

     7. WARRANTS. In addition to the Shares, You will also receive a warrant to purchase 1,000,000 shares of Our common stock at the purchase price of $1.00 per share. You can exercise all or any portion of the warrant any time after issuance for up to 10 years. The Warrant Agreement attached as Exhibit "A" sets for the full terms and conditions of the warrant granted to you.

     8. ACCEPTANCE. Upon Our acceptance of this Agreement, We will issue Renaissance Shares in Your name.

     9. COUNTERPARTS. Both of us may sign separate signature pages of this Agreement which pages shall be viewed as a part of the Agreement and be binding upon each party.

     10. ASSIGNABILITY. This Agreement is not transferable or assignable by You to anyone else except as provided within the Agreement.

     11. CHOICE OF LAW AND FORUM. This Agreement shall be governed by the laws of the State of Utah and any claims, litigation, or arbitration asserted or commenced between us regarding any aspect of this Agreement or related in any way to the transfer of the Shares shall be brought within the State of Utah in Salt Lake County which shall have the exclusive jurisdiction of such matters. The prevailing party in any dispute shall be entitled to recover costs and reasonable attorneys fees as determined by the trier of fact.


                                Page 4 of Five
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     12.    ENTIRE AGREEMENT.  This Agreement constitutes the entire
understanding and agreement between us with respect to the purchase of the Shares and no other agreements, understandings, restrictions, representations, or warranties between us other than those stated in this Agreement shall govern Your purchase of the Shares.

     13. AGREEMENT. PLEASE NOTE: BY SIGNING THIS DOCUMENT YOU ARE ENTERING INTO A SUBSCRIPTION AGREEMENT, AGREEING TO INVEST MONEY IN RENAISSANCE GOLF PRODUCTS, INC., AND EXPLICITLY AUTHORIZE US TO DEPOSIT THE SUBSCRIPTION CHECK INTO OUR BANK ACCOUNT FOR OUR IMMEDIATE USE AS WE DETERMINE APPROPRIATE.

     14.    PURCHASER INFORMATION.

Name (for Stock Certificate):_________________________________________________


Street Address:_______________________________________________________________


City and State:_______________________________________________________________


Telephone #:__________________________________________________________________


Social Security # or Tax ID #:________________________________________________


     NOW THEREFORE, I (we) agree to all of the foregoing and agree to purchase the Shares and contribute money as stated in this Subscription Agreement. (Each party whose name will appear on the Stockholder Register must sign here.)

                                SIGNATURES



Dated:____________________________      Dated:_________________________________
RENAISSANCE GOLF PRODUCTS, INC.         AKA CHARITABLE REMAINDER UNITRUST NO. 1



__________________________________      _______________________________________
Steven L. Flint,                        Ralph W. Rasmussen,
Chief Executive Officer                 Trustee


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